CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in Post-Effective Amendment No. 13 to the Registration Statement of Franklin Templeton International Trust on Form N-1A (File Nos. 33-41340) of our report dated November 26, 1997 on our audit of the financial statements and financial highlights of Franklin Templeton International Trust for the year ended October 31, 1997 which is incorporated by reference in the Registration Statement.



                                  /s/  PricewaterhouseCoopers LLP


San Francisco, California
December 23, 1998